INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-54016 of MetLife Investors Variable Annuity Account Five (formerly, Cova Variable Annuity Account Five) of MetLife Investors Insurance Company of California (formerly, Cova Financial Life Insurance Company (the Company)) on Form N-4 of our report dated February 22, 2001 relating to the financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Annuity Account Five, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of MetLife Investors Variable Annuity Account Five), which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/DELOITTE & TOUCHE LLP


Chicago, Illinois
April 30, 2001



                       Consent of Independent Auditors


The Board of Directors
MetLife Investors Insurance Company of California


We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (now known as MetLife Investors Insurance Company of California) (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Annuity Account Five (now known as MetLife Investors Variable Annuity Account Five) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 1 to the Registration Statement (Form N-4, File No. 333-54016) of MetLife Investors Variable Annuity Account Five.


                                                  /s/KPMG LLP
                                                  ------------
                                                    KPMG LLP


Chicago, Illinois
April 30, 2001